Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the CytoSorbents Corporation 2014 Long-Term Incentive Plan of CytoSorbents Corporation of our report dated March 31, 2015 relating to the consolidated financial statements of CytoSorbents Corporation included in this Annual Report (Form 10-K) of CytoSorbents Corporation for the years ended December 31, 2014 and 2013.

WithumSmith+Brown, PC

New Brunswick, New Jersey

April 6, 2015